Exhibit 99.1

Hercules Capital Receives SBA “Green Light” Letter Approval to Complete its Third SBIC License

PALO ALTO, Calif., June 8, 2020 - Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty finance provider to innovative, venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that the U.S. Small Business Administration (“SBA”) has issued a "green light" or "go forth" letter inviting Hercules to finalize its application process to obtain a license to form and operate a third Small Business Investment Company ("SBIC") subsidiary, following the Company’s recent presentation to the SBA committee.

“We are extremely pleased to receive the ‘green light’ approval from the SBA. Our long-standing partnership with the SBIC program remains an important and strategic component to maintaining a highly liquid and diversified balance sheet and it provides us with further flexibility to be able to continue to support small and growth oriented businesses including those that are minority, women or veteran owned or managed,” said Scott Bluestein, chief executive officer and chief investment officer of Hercules Capital. “A third SBIC license will enable us to continue to fund the needs of many innovative technology and life sciences companies seeking growth capital financing which is particularly important in the current economic environment. This third license will also provide us with favorable long-term financing further enhancing our already strong liquidity position in a cost-effective manner.”

Upon approval, Hercules will obtain a third SBIC license held by subsidiaries of the Company and continue to access additional growth capital of $175.0 million of long-term debentures, bringing Hercules’ combined borrowing capacity through the SBIC program to a total of $285.3 million of capital. However, receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license, and Hercules has received no assurance or indication from the SBA that it will ultimately receive an SBIC license, or of the timeframe in which it would receive a license, should one ultimately be granted.   Final approval for the additional $175.0 million is anticipated to occur by the fourth quarter of 2020.

The SBA program has played an important role within Hercules’ funding strategy since receiving its first SBIC license in September 2006. Hercules received an exemption from the Securities and Exchange Commission that allows for the exclusion of SBIC leverage from BDC regulatory debt to equity limitations.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $10.2 billion to over 500 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call (650) 289-3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under ticker symbol HTGC. In addition, Hercules has two retail bond issuances of 5.25% Notes due 2025 (NYSE: HCXZ) and 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com